UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to § 240.14a-12

Genesis HealthCare Corporation

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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January 20, 2006

Dear Shareholder:

     It is my great pleasure to invite you to attend the 2006 Annual Meeting of Shareholders (“Annual Meeting”). The Annual Meeting will be held on Wednesday, February 22, 2006, at 10:00 a.m. (local time), at 101 East State Street, Kennett Square, Pennsylvania 19348-3021.

     At this year’s Annual Meeting, our shareholders will vote on the election of three Class II directors, each to hold office for a term of three years and until his/her successor is duly elected and qualified. The official notice of the Annual Meeting, together with the proxy statement, proxy card and/or instruction card, is enclosed. Please give this information your careful attention.

     The vote of every shareholder is important. Therefore, whether or not you expect to attend the meeting in person, I urge you to sign and date the enclosed proxy card and/or instruction card and return it promptly in the envelope provided for that purpose, or vote or provide voting instructions by telephone.

     Thank you for your continued interest in Genesis HealthCare Corporation. I look forward to seeing you at the Annual Meeting.

Sincerely,

George V. Hager, Jr. Chairman and Chief Executive Officer

101 East State Street
Kennett Square, PA 19348-3021

________________________________

Notice of Annual Meeting of Shareholders
to be held February 22, 2006
___________________________________

To Our Shareholders:

     The 2006 Annual Meeting of Shareholders of Genesis HealthCare Corporation (“Genesis”) will be held at 101 East State Street, Kennett Square, Pennsylvania 19348-3021 on Wednesday, February 22, 2006, at 10:00 a.m., local time (the “Annual Meeting”), for the following purpose(s):

1.	To elect three Class II directors, each to hold office for a term of three years and until his/ her successor is duly elected and qualified, as more fully described in the accompanying proxy statement; and

2.	To transact such other matter(s) that properly comes before the Annual Meeting or any of its adjournments or postponements.

     You should carefully read this proxy statement in its entirety. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy card and/or instruction card and return it promptly in the envelope provided for that purpose, or vote or provide voting instructions by telephone as described in the accompanying proxy statement.

     If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting.

     Only shareholders of record of Genesis’ common stock, par value $0.01 per share, as shown by the transfer books of Genesis, at the close of business on January 6, 2006, are entitled to notice of, and to vote at, the Annual Meeting or any of its adjournments or postponements. Shareholders of record, or their duly appointed proxies, may attend the meeting. Registration and seating will begin at 9:30 a.m. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Please note that if your shares, or the person or entity for whom you are the duly appointed proxy, are held in “street name” you will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras (including camera cellular phones), recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

Eileen M. Coggins, Esquire Senior Vice President, General Counsel and Corporate Secretary

Kennett Square, Pennsylvania
January 20, 2006

101 East State Street
Kennett Square, PA 19348-3021

_______________

PROXY STATEMENT
_______________

     Genesis HealthCare Corporation (“Genesis”) will hold its 2006 Annual Meeting of Shareholders on Wednesday, February 22, 2006, at 10:00 a.m., local time, at 101 East State Street, Kennett Square, Pennsylvania 19348-3021 (the “Annual Meeting”). This proxy statement, which together with the accompanying proxy card and/or instruction card is first being mailed to shareholders on or about January 20, 2006, is furnished to the shareholders of Genesis in connection with the solicitation of proxies by its Board of Directors for use in voting at the Annual Meeting, including any of its adjournments or postponements.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q.	What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, shareholders will consider and act upon the matters outlined in the Notice of Annual Meeting, including:

• the election of three Class II directors to hold office for a term of three years and until his/her successor is duly elected and qualified; and

• such other matter(s) that properly comes before the Annual Meeting or any of its adjournments or postponements.

The nominees for director are Robert H. Fish, Charles W. McQueary and Charlene Connelly Quinn. Messrs. Fish and McQueary and Ms. Quinn are currently Class II directors of Genesis.

Genesis is not currently aware of any additional matters that will be brought before the Annual Meeting or any of its adjournments or postponements.

Q.	Who is entitled to vote at the Annual Meeting?

A.	Shareholders of record, as shown on the transfer books of Genesis at the close of business on January 6, 2006 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting, or any adjournment or postponement thereof. Each share of Genesis common stock, par value $0.01 per share (“Common Stock”), is entitled to one vote on each matter that may be brought before the Annual Meeting. On the Record Date, there were 19,432,898 shares of Common Stock outstanding and, therefore, eligible to vote at the Annual Meeting.

Q.	How do I vote my shares?

A.	In order to vote your shares, you may attend the Annual Meeting and vote in person, or vote by proxy. For alternative methods of voting by proxy, see the question “Are there alternative methods to voting my shares by proxy or providing voting instructions?”.

A proxy in the form enclosed, if properly executed and received in time for voting either by telephone or by mail, and not revoked, will be voted as directed in accordance with the instructions thereon. Giving an executed proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person since the proxy is revocable. See the question, “May I change my vote or instruction?”.

Q.	How do I instruct shares attributed to me in a Genesis employee benefit plan account to be voted?

A.	If you have an interest in the Genesis HealthCare Corporation Retirement Plan, Genesis HealthCare Corporation 401(k) Plan for Collective Bargaining Unit Employees or Genesis HealthCare Corporation Union Retirement Savings Plan (collectively the “Plans”) and your account is invested in Common Stock, you will find enclosed an instruction card to instruct Wachovia Bank, N.A., directed trustee of each of the Plans (the “Trustee”), how to vote the number of shares of Common Stock equivalent to the interest in Common Stock credited to your account as of the Record Date. Genesis has retained an independent service (the “Transfer Agent”) to tabulate the votes received from the participants and beneficiaries in the Plans and to report the results on a confidential basis to the Trustee. The Trustee will vote your shares in accordance with your duly executed instructions received by the Transfer Agent by 11:59 p.m., Eastern Standard Time, on February 17, 2006. Genesis has directed the Trustee to vote all shares held by the Plans for which no instructions are received from participants, beneficiaries or alternate payees “for” the approval of the election of the nominees for directors. With respect to any other matter that properly comes before the Annual Meeting, the Trustee will vote the shares held by the Plans as directed by Genesis. You may also revoke previously given voting instructions by 11:59 p.m., Eastern Standard Time, on February 17, 2006 by filing with the Transfer Agent either a written notice of revocation or a properly completed and signed instruction card bearing a later date addressed to StockTrans, 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003, Attn: Genesis HealthCare Corporation.

Q.	Are there alternative methods to voting my shares by proxy or providing voting instructions?

A.	If you are a registered shareholder (that is, if your stock is registered in your name) or if you have an interest in the Plans, you may also vote or provide voting instructions by telephone by following the instructions included with your proxy card and/or instruction card. The deadline for registered shareholders to vote telephonically is 11:59 p.m., Eastern Standard Time, on February 21, 2006. The deadline for those with an interest in the Plans to provide voting instructions telephonically is 11:59 p.m., Eastern Standard Time, on February 17, 2006.

Genesis encourages you to take advantage one of the available ways to vote your shares or provide voting instructions for matters to be covered at the Annual Meeting. Set forth below is a summary of the two voting methods which registered shareholders and those with an interest in the Plans may utilize to submit their votes or voting instructions.

Vote by Telephone 1-866-626-4508. Use any touch-tone telephone to vote your proxy or provide voting instructions 24 hours a day, 7 days a week. Have your proxy card and/or instruction card in hand when you call. You will be prompted to enter your Control Number(s) which are located on your proxy card and/or instruction card and then follow the directions given.

Vote by Mail. Mark, sign and date your proxy card and/or instruction card and return such card in the postage-paid envelope Genesis has provided you.

If you vote by telephone, you do not need to return your proxy card and/or instruction card. Please ‘note that although there is no charge to you for voting or providing voting instructions by telephone, there may be costs associated therewith such as usage charges by telephone companies. Genesis does not cover these costs; they are solely your responsibility. The telephone procedures being made available to you are valid forms of granting proxies under Pennsylvania Business Corporation Law.

If your shares are held in “street name” (that is, if your stock is registered in the name of your broker or bank), please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone.

Q.	May I change my vote or instruction?

A.	Any shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering a later dated proxy, or by giving written notice to the Secretary of Genesis at 101 East State Street, Kennett Square, Pennsylvania 19348 at any time before the proxy is exercised, or by attending the Annual Meeting in person and voting. Any person giving instructions may revoke the instructions at any time before 11:59 p.m., Eastern Standard Time, on February 17, 2006, by delivering a later dated instruction card, or by giving written notice to StockTrans, 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003, Attn: Genesis HealthCare Corporation. In addition, if you are permitted to vote or provide voting instructions by telephone, as described below, you may change your vote or voting instructions telephonically by following the procedures used to submit your initial vote or voting instructions. The last vote or voting instructions received chronologically will supersede any prior votes or voting instructions. The deadline for registered shareholders to change their vote telephonically is 11:59 p.m., Eastern Standard Time, on February 21, 2006. The deadline for those with an interest in the Plans to change their voting instructions telephonically is 11:59 p.m., Eastern Standard Time, on February 17, 2006. See “How do I instruct shares attributed to me in a Genesis employee benefit plan account to be voted?”.

Q.	What constitutes a quorum?

A.	The presence, in person or represented by proxy, of the shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at a meeting of the shareholders will constitute a quorum for the purpose of consideration and action on the matter. If you submit a properly executed proxy card or vote by telephone, then your shares will be counted as part of the quorum. To the extent that a quorum is present with respect to consideration of and action on a particular matter or matters, but a quorum is not present as to another matter or matters, consideration of and action on the matter or matters for which a quorum is present may occur and, after such consideration and action, the meeting may be adjourned for purposes of the consideration of and action on the matter or matters for which a quorum is not present. All shares of Common Stock present in person or represented by proxy (including “broker non-votes”) and entitled to vote at the Annual Meeting, and regardless of how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If the Annual Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting.

Q.	What vote is required for the election of directors or for a proposal to be approved?

A.	The election of directors will be determined by a plurality vote and the three nominees receiving the most “for” votes will be elected. Approval of any other proposals that may be acted upon at the Annual Meeting, will require the affirmative vote of a majority of the votes cast on the proposal. See the question, “If I abstain from voting or withhold authority to vote for any proposal, will my shares be counted in the vote?”.

Q.	If my shares are held by my broker or other nominee, how do I vote my shares?

A.	If your shares are held in a stock brokerage account or by another nominee, such as a bank or trust, then the broker or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares. Your broker or other nominee could vote your shares without your instructions on the proposal for election of directors, but are not required to do so. To be sure your shares are voted, you should instruct your broker or other nominee to vote your shares.

Q.	What if I do not specify how I want my shares voted?

A.	If you submit a signed proxy card and/or instruction card or submit your proxy or instructions by telephone, but do not indicate how you want your shares voted or provide instructions to the Trustee, the persons named in the enclosed proxy or the Trustee will vote your shares of Common Stock or shares of Common Stock held by the Plans that are attributed to your account:

• “for” the election of the nominees, Robert H. Fish, Charles W. McQueary and Charlene Connolly Quinn as Class II directors; and

• with respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of Genesis or the Trustee will vote shares of Common Stock held by the Plans that are attributed to your account as directed by Genesis.

Q.	If I abstain from voting or withhold authority to vote for any proposal, will my shares be counted in the vote?

A.	Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or “broker non-vote” will have no effect on the vote and will not be counted in determining whether the proposals have received the required shareholder vote.

Q.	What does it mean if I receive more than one proxy card?

A.	If you receive more than one proxy card, it means that you hold shares that are registered in more than one account. To ensure that all of your shares are voted, you will need to sign and return each proxy card you receive or vote by telephone by using the different Control Number(s) on each proxy card.

Q.	Who pays for the cost of the solicitation?

A.	Genesis will pay all costs of this solicitation. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or facsimile, by directors, officers or employees of Genesis and its subsidiaries without additional compensation. Genesis will, on request, reimburse shareholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of Common Stock as of the Record Date by: (i) each person who is known by Genesis to be the beneficial owner of 5% or more of Common Stock; (ii) each of Genesis’ directors, nominees for director and Named Executive Officers, as such term is hereinafter defined; and (iii) all of Genesis’ directors and executive officers as a group.

     On the Record Date, there were 19,432,898 shares of Common Stock outstanding, including 134,009 shares held in escrow to be issued to former unsecured claimants of NCI and its subsidiaries that were entitled to receive securities under the terms of the 2001 joint plan of reorganization.

     The number of shares beneficially owned by each shareholder is determined under rules promulgated by the Securities and Exchange Commission (the “SEC”). The information does not necessarily indicate beneficial ownership for any other purpose. Beneficial ownership, as set forth in the regulations of the SEC, includes securities as to which the person has or shares voting or investment power. Shares of Common Stock issuable upon the exercise or conversion of securities currently exercisable or convertible or exercisable or convertible within 60 days of the Record Date are deemed outstanding for computing the share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person.

     Except as otherwise noted in the footnotes below and except to the extent authority is shared by spouses under applicable community property laws, to Genesis’ knowledge, the beneficial owners of Common Stock listed below have sole voting and investment power with respect to such shares. All addresses for Genesis’ executive officers and directors are c/o Genesis HealthCare Corporation, 101 East State Street, Kennett Square, Pennsylvania 19348-3021.

	Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Beneficially Owned (1)

Advisory Research, Inc. 180 North Stetson Street Suite 5780 Chicago, IL 60601	2,329,227 (2)	11.99%

Copper Arch Capital, LLC Scott Sipprelle Jonathan Jodka 565 Fifth Avenue, 11th Floor New York, NY 10017	1,093,350 (3)	5.63%

Mellon Financial Corporation Mellon Trust of New England, National Association Mellon Bank, N.A. Franklin Portfolio Associates LLC Mellon Capital Management Corporation Mellon Equity Associates LLP The Dreyfus Corporation MBC Investments Corporation One Mellon Center Pittsburgh, PA 15258	1,075,708 (4)	5.54%

	Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Beneficially Owned (1)

Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,974,566 (5)	10.16%

Donald Smith & Co., Inc. 152 W. 57th Street New York, NY 10019	1,862,930 (6)	9.59%

Barclays Global Investors, NA. 45 Fremont Street San Francisco, CA 94105	1,797,268 (7)	9.25%

David C. Almquist	17,916 (8)	*

Richard P. Blinn	30,522 (9)	*

John F. DePodesta	— (10)	*

Robert H. Fish	— (10)	*

J. Michael Gallagher	— (10)	*

George V. Hager, Jr.	126,667 (11)	*

Kevin M. Kelley	— (10)	*

James V. McKeon	32,292 (12)	*

Charles W. McQueary	— (10)	*

Charlene Connolly Quinn	— (10)	*

Terry Allison Rappuhn	— (10)	*

Robert A. Reitz	49,063 (13)	*

All executive officers and directors as a group (16 persons)	315,915 (14)	1.60%

*	Less than one percent.

(1)	Excludes the beneficial ownership of units of Common Stock held by certain executive officers pursuant to Genesis’ deferred compensation plan, which such executive officers cannot vote.

(2)	Based on a Schedule 13G filed with the SEC on February 15, 2005.

(3)	Based on a Schedule 13G filed with the SEC on February 12, 2004. Copper Arch Capital, LLC (“CAC”) is a registered investment advisor that serves as investment advisor to Copper Arch Fund, LP, which beneficially owns 381,900 shares of Common Stock, Copper Arch Fund Offshore Portfolio, Ltd., which beneficially owns 632,700 shares of Common Stock, and Copper Spire Fund plc, which beneficially owns 78,750 shares of Common Stock. As investment advisor, CAC may be deemed to beneficially own all such shares. Copper Arch Partners, LLC (“CAP”) is the general partner of Copper Arch Fund, L.P. and as such may be deemed to beneficially own the 381,900 shares beneficially owned by Copper Arch Fund, L.P. By virtue of their ownership interests, Scott Sipprelle and Jonathan Jodka may be deemed to beneficially own the aggregate amount of 1,093,350 shares of Common Stock beneficially owned by Copper Arch Fund, LP,

Copper Arch Fund Offshore Portfolio, Ltd. and Copper Spire Fund plc. CAC, CAP, Mr. Sipprelle and Mr. Jodka disclaim beneficial ownership of the shares of Common Stock.

(4)	Based on a Schedule 13G filed with the SEC on February 11, 2005.

(5)	Based on a Schedule 13G filed with the SEC on February 14, 2005. Wellington Management Company, LLP (“WMC”) indirectly beneficially owns 1,974,566 shares of Common Stock in its capacity as investment advisor. These shares are held of record by clients of WMC.

(6)	Based on a Schedule 13G filed with the SEC on February 10, 2005. According to the Schedule 13G, all shares are owned by advisory clients of Donald Smith & Co., Inc., no one of which, to the knowledge of Donald Smith & Co., Inc., owns more than 5 percent of the Common Stock.

(7)	Based on a Schedule 13G filed with the SEC on October 11, 2005. The Schedule 13G indicates that Barclays Global Investors, NA beneficially owns 1,797,268 shares of Common Stock, Barclays Global Fund Advisors beneficially owns 216,093 shares of Common Stock, Barclays Capital Securities Limited beneficially owns 25,000 shares of Common Stock, and Palomino Limited beneficially owns 5,541 shares of Common Stock. According to the Schedule 13G, Barclays Global Investors, NA was the only 5 percent or greater beneficial owner of Common Stock. Subsequent to the Record Date, an amendment to the Schedule 13G was filed indicating that none of these entities are beneficial owners of five percent or more of Common Stock.

(8)	Includes 17,916 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date. Excludes 20,625 shares of Common Stock subject to awards granted pursuant to the 2003 Stock Incentive Plan, which restrictions will not lapse within 60 days of the Record Date.

(9)	Includes 25,832 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date. Excludes 20,625 shares of Common Stock subject to awards granted pursuant to the 2003 Stock Incentive Plan, which restrictions will not lapse within 60 days of the Record Date.

(10)	Excludes 10,040 shares of Common Stock subject to awards granted pursuant to the 2003 Stock Incentive Plan, which restrictions will not lapse within 60 days of the Record Date.

(11)	Includes 126,667 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date. Excludes 55,000 shares of Common Stock subject to awards granted pursuant to the 2003 Stock Incentive Plan, which restrictions will not lapse within 60 days of the Record Date.

(12)	Includes 32,292 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date. Excludes 27,500 shares of Common Stock subject to awards granted pursuant to the 2003 Stock Incentive Plan, which restrictions will not lapse within 60 days of the Record Date.

(13)	Includes 49,063 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date. Excludes 20,625 shares of Common Stock subject to awards granted pursuant to the 2003 Stock Incentive Plan, which restrictions will not lapse within 60 days of the Record Date.

(14)	Includes: (i) 256,460 shares of Common Stock directly beneficially owned in the aggregate by the Named Executive Officers as set forth in this table; and (ii) 17,956, 23,333, 7,334 and 10,832 shares of Common Stock directly beneficially owned by Ms. Coggins, Ms. Hauswald, Mr. DiVittorio and Mr. Pell, respectively (of which 15,831, 23,333, 7,334 and 9,832 shares, respectively, are issuable upon the exercise of options that are exercisable within 60 days of the Record Date). Excludes 264,155 shares of Common Stock subject to awards granted pursuant to the 2003 Stock Incentive Plan, which restrictions will not lapse within 60 days of the Record Date.

PROPOSAL 1 – ELECTION OF DIRECTORS

______________________________________

The Board of Directors recommends that you vote FOR the election of each nominee for director as proposed.

______________________________________

     Genesis’ Board of Directors has fixed the number of directors at eight. The Board of Directors is divided into three classes. The number of directors in each class is determined by the Board of Directors and consists of as nearly equal a number of directors as possible. Currently, Class I includes two directors and Class II and Class III include three directors each, which may be adjusted from time to time, should the Board of Directors increase or decrease the number of directors representing a class. One class of directors is to be elected annually for a term of three years and until their successors are duly elected and qualified.

     Each director serves until his or her successor is duly elected and qualified or until his or her death, resignation, retirement, disqualification, removal or other cause. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors may exist. A vacancy on the Board of Directors may be filled by vote of the shareholders only at an annual meeting of shareholders at which directors are elected or at a special meeting of shareholders at which the vacancy has been created by removal of a director. A newly created directorship may be filled by vote of the shareholders only at an annual meeting of shareholders at which directors are elected. A director so elected to fill a vacancy will serve for the remainder of the present term of office of the class to which he or she was elected.

     At the Annual Meeting, shareholders will elect three Class II directors, each to serve for a term of three years and until his/her respective successor is duly elected and qualified. Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy “for” the election of the nominees or, in the event of inability of a nominee to serve for any reason, for the election of such other person as the Board of Directors may designate to fill the vacancy.

     The Board of Directors has nominated Robert H. Fish, Charles W. McQueary and Charlene Connolly Quinn, upon recommendation from the Nominating and Corporate Governance Committee, to serve as Class II directors. These nominees are currently serving as Class II directors and have indicated their willingness to continue serving as directors. Messrs. Fish and McQueary and Ms. Quinn have consented to being named in the proxy statement. The Board of Directors knows of no reason why such nominees would be unable to serve as directors.

     The following table and biographies set forth, as of the Record Date, information with respect to persons who serve as directors and nominees for re-election to the Board of Directors:

Name	Age	Position	Term Expires

George V. Hager, Jr.	49	Chief Executive Officer and Class I Director (Chairman of the Board of Directors)	2008

John F. DePodesta	61	Class III Director	2007

Robert H. Fish (1)	55	Class II Director (Lead Director)	2006

J. Michael Gallagher	58	Class III Director	2007

Kevin M. Kelley	48	Class I Director	2008

Charles W. McQueary (1)	53	Class II Director	2006

Charlene Connolly Quinn (1)	51	Class II Director	2006

Terry Allison Rappuhn	49	Class III Director	2007

(1)	Nominee for director.

     George V. Hager, Jr. has served as Genesis’ Chief Executive Officer and Chairman of the Board of Directors since its inception in May 2003. Mr. Hager joined NeighborCare, Inc. (formerly Genesis Health Ventures, Inc., Genesis’ predecessor) (“NCI”), in 1992. From 1992 to December 2003, he served as NCI’s Chief Financial Officer and was responsible for corporate finance, treasury, investor relations, information services, third-party reimbursement and risk management. Mr. Hager serves on the Board of Directors of Adolor Corporation (NASDAQ: ADLR), and is a member of the Board and strategic planning committee of the National Investment Center.

     John F. DePodesta has served as Genesis’ director since December 2003. Mr. DePodesta is a co-founder, director and Executive Vice President of Primus Telecommunications Group, Incorporated (NASDAQ: PRTL), a global telecommunications service provider, where he has served since 1994. From 1996 to March 1998, Mr. DePodesta served as Senior Vice President of Law and Public Policy for NCI.

     Robert H. Fish has served as Genesis’ director since its inception in May 2003 and as Lead Director since December 2003. From February 2005 to October 2005, Mr. Fish served as Executive Chairman of Coram, Inc., a provider of home infusion therapy services. Mr. Fish served as a consultant to NCI from December 2003 until February 2004. Mr. Fish served as Chairman of the Board of Directors and Chief Executive Officer of NCI from January 2003 until December 2003. Mr. Fish served as Interim Chief Executive Officer of NCI from May 2002 to January 2003 and Interim Chairman of NCI from November 2002 to January 2003. Since November 1999, he has been Managing Partner of Sonoma-Seacrest, LLC, a California-based healthcare practice specializing in strategic planning, performance improvement, and merger and acquisition issues. Prior to joining Sonoma, Mr. Fish served as President and Chief Executive Officer of St. Joseph Health System, a healthcare provider, from August 1995 to September 1999. Mr. Fish served on the Board of Directors of NCI (NASDAQ: NCRX) from November 2001 until July 2005.

     J. Michael Gallagher has served as Genesis’ director since December 2003.  Mr. Gallagher is President of J. Michael Gallagher & Associates, Inc., a California based healthcare practice specializing in strategy, development and project management where he has served since January 1999. Mr. Gallagher served as Executive Vice President of Saint Agnes Medical Center from June 2000 to October 2003 and as Senior Vice President of Catholic Healthcare West from 1997 to 1999. From June 1983 to December 1996, he served as President of the Hospital Council of Northern and Central California.

     Kevin M. Kelley has served as Genesis’ director since December 2003.  Since April 2004, Mr. Kelley has served as Principal of Stonehenge Partners Inc., an Ohio-based investment firm. From December 2001 until March 2003, Mr. Kelley served as Senior Managing Director of Borden Capital, Inc., a chemical, food and consumer products company. From April 1999 to December 2001, Mr. Kelley served as Executive Vice President of Borden Inc., a chemical, food and consumer products company.  From January 1996 to March 1999, he served as Managing Director of Ripplewood Holdings LLC, a New York-based investment firm.

     Charles W. McQueary has served as Genesis’ director since December 2003. Mr. McQueary has served since January 2002 as Chairman and Managing Partner of Corinthian Health Services, Inc., and Corinthian Care Group, LLP, infusion companies which are headquartered in Texas. From May 1997 to January 2001, Mr. McQueary served as Senior Vice President of Operations, and from February 2001 to December 2001 as the Chief Executive Officer of ProMedCo Management Company, a national medical practice management company. In April 2001, ProMedCo Management Company and certain of its subsidiaries filed for bankruptcy protection pursuant to Chapter 11 of the Bankruptcy Code.

     Charlene Connolly Quinn, Ph.D., RN has served as Genesis’ director since December 2003. She is Assistant Professor, Gerontology Division, at the University of Maryland, School of Medicine, where, since July 2001, she oversees research and education programs in geriatrics, public policy, costs and organization of health services. In addition, Dr. Quinn advises public and private companies providing health and long term care services. From 1999 to 2001, Dr. Quinn was a Post-Doctoral Fellow with the University of Maryland, School of Medicine. From 1994 to 1998, Dr. Quinn worked as a consultant and conducted research at The Johns Hopkins University School of Hygiene and Public Health.

     Terry Allison Rappuhn, CPA has served as Genesis’ director since December 2003. Ms. Rappuhn has served since April 2002 as Project Leader/Consultant for the Patient Friendly Billing® Project, a national initiative led by Healthcare Financial Management Association to make financial communications with patients clear, correct, concise and patient focused. From 1999 to April 2001, Ms. Rappuhn served as Senior Vice President and Chief Financial Officer of Quorum Health Group, Inc., an owner and operator of acute care hospitals. From 1996 to 1999 and from 1993 to 1996, Ms. Rappuhn served as Quorum’s Vice President, Controller and Assistant Treasurer and as Vice President, Internal Audit, respectively.

     There are no other nominees for director known to Genesis at this time. There are no family relationships among the current directors or executive officers of Genesis.

NCI’s Chapter 11 Proceedings

     Prior to December 1, 2003, Genesis was owned by NCI. On December 1, 2003, NCI spun-off Genesis and NCI and Genesis began to operate independently of each other. On October 2, 2001, NCI emerged from bankruptcy. Mr. Fish served on the Board of Directors of NCI at the time of its emergence from bankruptcy. All of GHC’s executive officers were employed by NCI either prior to or during its bankruptcy proceedings.

Required Vote/Quorum

     See the questions, “What constitutes a quorum?” and “What vote is required for the election of directors or for a proposal to be approved?” under “Questions and Answers About the Annual Meeting and Voting”.

Independence of the Board of Directors

     The Board of Directors has determined that the following directors, constituting a majority of the members of the Board of Directors, are independent as defined in the applicable listing standards of the NASDAQ National Market: John F. DePodesta, J. Michael Gallagher, Kevin M. Kelley, Charles W. McQueary, Charlene Connolly Quinn and Terry Allison Rappuhn.

Communication with the Board of Directors

     Shareholders may communicate with the Board of Directors or individual directors, including the Chairperson of the Board of Director’s Audit, Compensation, Nominating and Corporate Governance or Compliance Committees, c/o General Counsel, Genesis HealthCare Corporation, 101 East State Street, Kennett Square, Pennsylvania 19348-3021. The General Counsel will review all correspondence and periodically forward any correspondence made by or on behalf of a shareholder, which in the opinion of the General Counsel deals with concerns regarding Genesis’ business or with the functions of its Board of Directors or which she otherwise determines require the Board of Directors’ attention, to the Board of Directors or to the member of the Board of Directors to whom the correspondence is addressed.

Meetings of the Board of Directors and Committees

     The Board of Directors held 10 meetings during the 2005 fiscal year. The Audit Committee held 12 meetings during the 2005 fiscal year. The Compensation Committee held 5 meetings during the 2005 fiscal year. The Nominating and Corporate Governance Committee held 3 meetings during the 2005 fiscal year. The Compliance Committee held 1 meeting during the 2005 fiscal year. During fiscal 2005, none of the directors attended less than 75% of all of the meetings of the Board of Directors (held during the period for which he or she was a director) and all of the meetings of all committees of the Board of Directors on which such director served.

Attendance at Annual Meetings of Shareholders

     The Board of Directors has adopted a policy that encourages all directors to attend Genesis’ Annual Meeting of Shareholders.

Committees of the Board of Directors

     The Board of Directors has a standing Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Compliance Committee.

Audit Committee

     The Audit Committee is currently composed of Messrs. DePodesta and McQueary and Ms. Rappuhn (Chairperson). The principal responsibilities of the Audit Committee are, among other things, to:

•	Appoint (and terminate), compensate, oversee the work of the outside auditors, including audit scope and procedures and resolution of disagreements between management and the outside auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

•	Pre-approve all auditing services and permissible non-audit services provided by the outside auditors to Genesis.

•	Review and discuss the formal written statement from the outside auditors delineating all relationships between the outside auditors and Genesis or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the outside auditor consistent with the Independence Standards Board Standard No. 1.

•	Review and approve the Audit Committee report required to be filed with the SEC.

•	Review and approve Genesis’ Internal Audit Plan prior to its inception for each fiscal year.

•	Review and discuss with management and the outside auditors for Genesis the following: (i) critical accounting policies and practices to be utilized in connection with the preparation of Genesis’ financial statements; (ii) material alternative treatments of financial information within United States generally accepted accounting principles that have been discussed with the management of Genesis, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors; and (iii) other material written communications between the outside auditors and the management of Genesis, such as any management letter or schedule of unadjusted differences.

•	Establish procedures for (i) the receipt, retention and treatment of complaints received by Genesis regarding accounting, internal accounting controls, or auditing matters as set forth in section 10A(m)(4) of the Exchange Act and (ii) the confidential, anonymous submission by employees of Genesis of concerns regarding questionable accounting or auditing matters.

•	Review reports submitted to the audit committee pursuant to the reporting provisions of Genesis’ Code of Business Conduct and Ethics and Policy for Reporting Financial and Accounting Concerns alleging actual or suspected violations of federal, state or local laws or regulations, including anonymous reports of questionable accounting or auditing matters.

•	Review and discuss with management and the outside auditors: (i) all related party transactions which are relevant to an understanding of Genesis’ financial statements, and (ii) any material financial or non-financial arrangements of Genesis which do not appear on the financial statements of Genesis.

•	Approve all related party transactions.

•	Review and discuss with the outside auditors, Genesis’ internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of Genesis, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

•	Review and discuss the financial statements contained in the annual report to shareholders with management and the outside auditors, including an analysis of the auditors’ judgment as to the quality of Genesis’ accounting principles.

•	Review Genesis’ quarterly financial statements.

•	Review and approve Genesis’ Form 10-K and Form 10-Q.

•	Meet with the internal auditor, outside auditor or the management privately as necessary to discuss any matters that the Audit Committee, the internal auditor, the outside auditor or the management believes should be discussed privately with the Audit Committee.

     The Audit Committee is governed by a written charter, as amended and restated by the Board of Directors, a copy of which is attached hereto as Appendix A.

     The Board of Directors has determined that each member of the Audit Committee is independent as defined in applicable NASDAQ National Market listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that Ms. Rappuhn is an “audit committee financial expert” as defined under Item 401 of Regulation S-K.

Compensation Committee

     The Compensation Committee currently consists of Messrs. Gallagher and Kelley (Chairperson) and Ms. Quinn and Ms. Rappuhn. The principal responsibilities of the Compensation Committee are, among other things, to:

•	Annually review and determine the compensation of the Chief Executive Officer, Named Executive Officers and officers.

•	Annually review the compensation of the corporate Senior Vice Presidents.

•	Determine Genesis’ policy with respect to the application of Internal Revenue Code Section 162(m).

•	Approve the form of employment contracts, severance arrangements, change in control provisions and other compensatory arrangements with officers.

•	Approve cash incentives and deferred compensation plans for officers (including any modification to such plans) and oversee the performance objectives and funding for executive incentive plans.

•	Approve compensation programs and grants involving the use of Genesis’ stock and other equity securities, including without limitation, the administration of the 2003 Stock Option Plan and 2003 Stock Incentive Plan, and submit for shareholder approval, if required.

•	Prepare an annual report on executive compensation for inclusion in Genesis’ proxy statement for each annual meeting of shareholders in accordance with applicable rules and regulations.

•	Retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of the Chief Executive Officer and officers of Genesis, including the sole authority to select the consultant and to approve the firm’s fees and other retention terms.

•	In consultation with the Nominating and Corporate Governance Committee, retain any consultant to be used to assist the Nominating and Corporate Governance Committee in determining director compensation and approve the consultant’s fees.

•	Monitor compliance with legal prohibitions on loans to directors and officers of Genesis.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee currently consists of Messrs. DePodesta, Gallagher (Chairperson) and McQueary. The principal responsibilities of the Nominating and Corporate Governance Committee are, among other things, to:

•	Determine what types of backgrounds are needed to help strengthen and balance the Board and establish criteria for selecting new directors.

•	Recommend to the Board the slate of nominees of directors to be proposed for election by the shareholders including individuals to be considered by the Board to fill vacancies.

•	Recommend annually to the Board those directors to be selected for membership on the various Board committees.

•	Determine director and committee member/chair compensation for those directors who are not also salaried officers of the Company.

•	Recommend to the Board policies to enhance the Board’s effectiveness, including with respect to the distribution of information to Board members, the size and composition of the Board, and the frequency and structure of Board meetings.

•	Develop, review and recommend policies to the Board regarding corporate governance and consider any other corporate governance issues that arise from time to time, and recommend appropriate actions to the Board.

•	Assist management in the review of director and officer liability insurance requirements and the alternative methods available for satisfying them.

•	Oversee performance evaluations for the Board as a whole.

•	Maintain an orientation program for new directors and continuing education programs for directors.

•	Make recommendations to the Board with respect to potential successors for key management positions.

     The Nominating and Corporate Governance Committee is governed by a written charter, as amended and restated by the Board of Directors, a copy of which is attached hereto as Appendix B.

     The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in applicable NASDAQ National Market listing standards.

Compliance Committee

     The Compliance Committee currently consists of Messrs. Fish and Kelley and Ms. Quinn (Chairperson). The principal responsibilities of the Compliance Committee are, among other things, to:

•	Ensure that Genesis adopts and implements policies and procedures designed to ensure that Genesis complies with all applicable statutes, regulations and policies related to the provision of healthcare services.

•	Ensure that Genesis has a system in place to respond to federal, state, internal, and external reports of quality of care issues and alleged non-compliance with applicable statutes or regulations.

•	Review reports on the progress of Genesis’ efforts to improve the efficiency and quality of healthcare services.

•	Review reports on Genesis’ efforts to reduce vulnerability to fraud and abuse.

Director Nomination Process

Director Qualifications

     Nominees for director must be over 21 years of age and have a high-level of business experience. The nominee should have knowledge about the issues affecting Genesis’ business and the long-term care industry in which Genesis operates, high moral character consistent with Genesis’ Corporate Integrity Plan and Code of Business Conduct and Ethics, and sufficient time to devote the director’s energy and attention to Board of Directors and Committee duties. Independence under applicable NASDAQ National Market listing standards and the SEC rules will also be considered. The proposed nominee should also be free of conflicts of interest that could prevent such nominee from acting in the best interest of Genesis and its shareholders. Additional special criteria apply to directors being considered to serve on a particular committee of the Board of Directors. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand Genesis’ financial statements.

Director Nominee Selection Process

     In the case of an incumbent director whose term of office expires, the Nominating and Corporate Governance Committee reviews such director’s service to Genesis during the past term, including, but not limited to, the number of Board of Directors and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director’s independence, as well as any special qualifications required for membership on any committees on which such director serves, and make a recommendation regarding such director’s nomination for re-election to the full Board of Directors.

     In the case of a new director candidate, the selection process for director candidates includes the following steps:

•	identification of director candidates by the Nominating and Corporate Governance Committee based upon suggestions from current directors and executives and recommendations received from shareholders;

•	possible engagement of a director search firm;

•	consideration whether the candidate meets the general qualifications for a director outlined above, including the candidate’s independence, as well as any special qualifications required for membership on a committee;

•	interviews of candidates by the Nominating and Corporate Governance Committee;

•	reports to the Board of Directors by the Nominating and Corporate Governance Committee on the selection process;

•	recommendation by the Nominating and Corporate Governance Committee; and

•	formal nominations by the Board of Directors for inclusion in the slate of directors at the annual meeting.

     The Nominating and Corporate Governance Committee will consider properly submitted shareholder recommendations for director candidates. Director candidates recommended by shareholders are given the same consideration as candidates suggested by directors and executive officers. The Nominating and Corporate Governance Committee has the sole authority to select, or to recommend to the Board of Directors, the nominees to be considered for election as a director. The officer presiding over the shareholders meeting, in such officer’s sole and absolute discretion, may reject any nomination not made in accordance with the procedures outlined in this Proxy Statement and Genesis’ bylaws, as amended. Under Genesis’ bylaws, as amended, and the Nominating and Corporate Governance Committee’s Policy With Respect to Nominations of Director Candidates,a shareholder who desires to nominate directors for election at Genesis’ shareholders meeting must comply with the procedures summarized below. Genesis’ bylaws, as amended, and the Nominating and Corporate Governance Committee’s Policy With Respect to Nominations of Director Candidates, are available upon the shareholder’s written request directed to the Corporate Secretary at the address given below. Genesis’ bylaws, as amended, are also available, at no cost, at the SEC’s website, www.sec.gov, as Exhibit 3.3 to the Genesis’ Form 10-K for the fiscal year ended September 30, 2004 filed with the SEC on December 14, 2004.

Shareholder Nominations

     According to Genesis’ bylaws, as amended, and the Nominating and Corporate Governance Committee’s Policy With Respect to Nominations of Director Candidates, nominations by shareholders for directors to be elected at a meeting of shareholders which have not previously been approved by the Board of Directors must be submitted to the Secretary of Genesis at 101 East State Street, Kennett Square, Pennsylvania 19348, in writing, either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid, at 101 East State Street, Kennett Square, Pennsylvania 19348, not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided that any nomination submitted to the Secretary of Genesis by any single shareholder or group of shareholders that has beneficially owned more than 5% of the Common Stock for at least one year (and will hold the required number of shares through the annual shareholders meeting) not less than 120 calendar days before the anniversary of the date Genesis first mailed its proxy materials to shareholders in connection with the previous year’s annual meeting (a “Qualified Shareholder”), and that otherwise satisfies the notice, information and consent provisions of the Policy With Respect to Nominations of Director Candidates, will be properly considered by the Nominating and Corporate Governance Committee. With respect to non-qualified shareholder nominations, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by a shareholder must be delivered not later than the later of the 60th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by Genesis. With respect to Qualified Shareholder nominations, in the event that the date of the annual meeting is changed by more than 30 days before or after such anniversary date, notice by a Qualified Shareholder must be delivered not later than the 10th day following the date on which public announcement of the date of such meeting is first made by Genesis.   Each nomination is required to set forth:

•	the name and address of the shareholder making the nomination;

•	evidence of the class and number of shares of Genesis that are owned by the shareholder beneficially and of record;

•	all information relating to the nominee that the shareholder is proposing required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14A-11 thereunder; and

•	the written consent of each nominee being named in the proxy statement and willingness to serve as a director of the Genesis if so elected.

     All nominations that are late will be rejected by Genesis.

Report of the Audit Committee

     The Audit Committee is comprised of three independent directors as defined under the applicable NASDAQ National Market listing standards and the rules and regulations of the Securities and Exchange Commission. The Audit Committee oversees Genesis’ financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for Genesis’ consolidated financial statements and the financial reporting process, including the systems of internal controls over financial reporting. Genesis’ independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of Genesis’ consolidated financial statements to U.S. generally accepted accounting principles.

     In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed with management and KPMG LLP Genesis’ audited consolidated financial statements, management’s assessment and report on the effectiveness of Genesis’ internal control over financial reporting, KPMG’s attestation report on management’s assessment and report on the effectiveness of internal controls over financial reporting, and KPMG’s report on the effectiveness of Genesis’ internal control over financial reporting included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

     The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by the

Auditing Standards Board of the American Institute of Certified Public Accountants. In addition, the Audit Committee has, as required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” discussed with, and received the required written disclosures and a confirming letter from KPMG LLP regarding its independence and has discussed with KPMG LLP its independence from Genesis and its management. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to Genesis is compatible with maintaining the auditor’s independence.

     Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the consolidated financial statements referred to above be included in Genesis’ Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

     The Board of Directors has adopted a written Audit Committee charter which is reviewed annually. A copy of the Amended and Restated Audit Committee charter has been included as Appendix A to this proxy statement.

Members of the Audit Committee:

John F. DePodesta	Charles W. McQueary	Terry Allison Rappuhn (Chairperson)

Director’s Compensation

     Fiscal 2005 fees were determined by the Nominating and Corporate Governance Committee and Compensation Committee, as appropriate, based, in part, on the advice of Genesis’ outside compensation consulting firm. For service in fiscal 2005, each director who was not an employee of Genesis received an annual fee of $25,000 for serving as a director and $1,500 for each day during which he or she participated in a meeting of Genesis’ Board of Directors and, if on a separate day, $1,000 for each day during which he or she participated in a meeting of a committee of Genesis’ Board of Directors of which he or she is a member, with the exception of the meetings of the Audit Committee, which had a $1,500 daily meeting fee. The following additional fees were also paid for fiscal 2005 service: $5,000 paid the Chairperson of each committee (other than Audit Committee); $7,500 paid to the Chairperson and financial expert of the Audit Committee; and $32,500 to the Lead Director (This fee was $25,000 until it was increased in May 2005 to $40,000. The increase in fee was prorated for the remaining time in fiscal 2005.). Genesis granted restricted Common Stock having a fair market value at the time of grant of $95,000, or 3,124 shares of restricted Common Stock. to each non-employee director, which vest on the earlier of December 1, 2007 or the date the director ceases to be a director. The director cannot sell or trade the restricted stock until it becomes vested. See “Certain Relationships and Related Party Transactions” for more information on fees paid to non-employee directors for their service to the Board of Directors and Committees in fiscal 2005.

     For fiscal 2006, based, in part, on the advice of Genesis’ outside compensation consulting firm, the Nominating and Corporate Governance Committee and Compensation Committee, revised the annual grant of restricted stock under Genesis’ 2003 Stock Incentive Plan to each of our non-employee directors. Each grant will represent a value of $105,000 based upon the market value of Common Stock and will vest on the earlier of three year’s from the date of grant or the date the director ceases to be a director. In addition, for fiscal 2006, Genesis’ Nominating and Corporate Governance Committee approved for each non-employee director an annual fee of $35,000 for serving as a director and $1,500 for each day during which he or she participates in a meeting of the Board of Directors and, if on a separate day, $1,000 for each day during which he or she participates in a meeting of a committee of the Board of Directors of which he or she is a member, with the exception of the meetings of the Audit Committee, which shall have a $1,500 daily meeting fee. The Nominating and Corporate Governance Committee also approved the following annual fees for fiscal 2006 service: $40,000 to the Lead Director; $5,000 to the Chairperson of each committee (other than Audit Committee); and $7,500 to the Chairperson and financial expert of the Audit Committee (that fee will be split evenly if the Chairperson and financial expert are different people).

Code of Business Conduct and Ethics

     On June 23, 2004, Genesis’ Board of Directors approved and adopted a combined Code of Business Conduct and Ethics which satisfies both the requirements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K and the listing standards of the NASDAQ National Market regarding a company’s code of conduct. The Code of Business Conduct and Ethics combined and replaced Genesis’ previously separate Code of Ethics for Senior Financial Officers and Code of Business Conduct and applies to all of Genesis’ directors, officers and employees. The Code of Business Conduct and Ethics is available on Genesis’ website at www.genesishcc.com, or without charge upon written request directed to Investor Relations, Genesis HealthCare Corporation, 101 East State Street, Kennett Square, Pennsylvania 19348. The information on the website listed is not and should not be considered part of this document. This website is and only is intended to be an inactive textual reference.

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Compensation Committee Report

     The Compensation Committee administers Genesis’ executive compensation program. In this role, the Committee oversees Genesis’ executive compensation plan and policies, and, at least annually, reviews and appraises all executive officers’ compensation recommendations, including the Named Executive Officers. In addition, the Committee administers Genesis’ 2003 Stock Option Plan and 2003 Stock Incentive Plan (including the review and approval of grants to executive officers pursuant thereto), and Genesis’ annual Compensation Incentive Program. The Committee membership is determined by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee and is composed entirely of independent directors. The Committee meets at scheduled times during the year and it also considers and takes action by written consent. The Committee chairperson reports on Committee actions and recommendations at meetings of the Board of Directors.

Executive Compensation Guiding Principles

     Genesis’ compensation policies and practices with respect to executive officers (including any executive officer who serves on the Board of Directors) are designed and implemented to attract, motivate, and retain senior executives. In determining compensation levels, the Compensation Committee considers compensation packages offered by similar-sized companies within the health care industry and other publicly traded companies in the skilled nursing facility management business (the “Peer Group”). For the past several years, including fiscal 2005, the Committee has engaged an outside compensation consulting firm to assist the Committee in its review of the compensation for the executive officers.

Performance-Based Compensation

     For the executive officers, total compensation is currently divided into three primary components: base salary, annual incentives and long-term incentives.

     Base salary for all employees, including executive officers, is set at levels competitive with like positions at other comparable companies. For executive officers, including the Named Executive

Officers, base salary is targeted to be within 15% of the 50th percentile of the Peer Group, taking into account the executive’s experience in the position and performance. Base salary for executive officers is reviewed and approved annually.

     Annual incentives compensation is paid annually to executive officers based upon his or her individual performance during the year measured against the goals established by the Compensation Committee in concert with George V. Hager, Jr., Genesis’ Chief Executive Officer, at the beginning of the year. In addition, the payment of cash incentive compensation is dependent upon Genesis’ overall performance. Generally, such awards are targeted between the 25th and 50th percentile of the Peer Group. Pursuant to the 2005 Incentive Compensation Program, executive and certain non-executive (manager level) employees were eligible to receive awards based on their contributions to Genesis, based on pre-established “target” and “stretch” performance measures. The target bonus for the executive officers during fiscal 2005 was 40% of base salary (with the exception of Mr. Hager, who was eligible for a target bonus of up to 85%, of his base salary) and was achieved by Genesis’ reaching certain of its target financial goals and the individual officer’s reaching certain of his/her individual goals. The stretch bonus was achieved by Genesis’ exceeding certain of its financial goals and entitled the executive officer, including the Named Executive Officers (other than Mr. Hager), to receive up to an additional 20% of base salary. For fiscal 2005, the executive officers received approximately 11% of their base salary as the stretch bonus. Upon achievement of the stretch bonus in fiscal 2005, Mr. Hager was entitled to receive up to an additional 25% of his base salary. For fiscal 2005, Mr. Hager received 14% of his base salary as the stretch bonus.

     Long-term incentives, or restricted stock awards and stock option grants, are targeted between the 25th and 50th percentile of the Peer Group. In addition, Genesis uses the 2003 Stock Option Plan and 2003 Stock Incentive Plan as long-term incentive plans for executive officers and key employees. The objectives of the 2003 Stock Option Plan and 2003 Stock Incentive Plan are to align the long-term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return, and to enable executives to develop and maintain a significant long-term equity interest in Genesis. The 2003 Stock Option Plan and 2003 Stock Incentive Plan authorize the Compensation Committee to award stock options and restricted stock awards, respectively, to officers and key employees. Senior management did not receive stock option grants for services rendered during fiscal 2005.

Fiscal 2005 Compensation

Salary and Bonus Compensation

     The base salary and other compensation of Genesis’ Chief Executive Officer and the other Named Executive Officers is established based upon the result of the Compensation Committee’s review of compensation packages of executive officers of the Peer Group, as set forth in the outside compensation consulting firm’s report, and is reviewed by the Committee annually. In the case of all Named Executive Officers, compensation was set at levels consistent with Genesis’ Peer Group and the executive’s experience in the position. Compensation for fiscal 2005 was determined as a result of presentation, review and analysis at several Committee meetings, beginning with the establishment of fiscal 2005 base salary in November 2004, and ending with the determination of fiscal 2005 bonus compensation in the first quarter of fiscal 2006 upon the evaluation of entity-wide and individual performance measures.

     Mr. Hager’s base salary effective for most of fiscal 2005 was $675,000. In addition, Mr. Hager was eligible for an annual bonus of up to 110% of his base salary for fiscal 2005, as described above. In November 2005, based upon Genesis’ strong performance during fiscal 2005 measured against objectives established at the beginning of the fiscal year, the Committee awarded Mr. Hager a cash bonus of $350,265 or 51.9% of his base salary, for services rendered in fiscal 2005. Additionally, in November 2005, Mr. Hager was awarded a restricted stock award that at the time of the grant was valued at $145,931, or 21.6% of his base salary, pursuant to the terms of the 2005Incentive Compensation Program.

     The base salaries of the other Named Executive Officers and fiscal 2005 bonus payments under the 2005 Incentive Compensation Plan, and, with respect to Mr. McKeon, a one-time cash bonus, together with bonus compensation as a percentage of base salary, were determined by the Committee and are set forth in the table below:

Executive	Position	2005 Base Salary	2005 Cash Bonus	Restricted Stock Bonus 2005	% of Salary

James V. McKeon	Executive Vice President and Chief Financial Officer	$375,000	$162,000	$51,000	56.8%

Robert A. Reitz	Executive Vice President and Chief Operating Officer	$375,000	$122,000	$51,000	46.1%

David Almquist	Executive Vice President	$315,000	$90,000	$38,000	40.6%

Richard Blinn	Executive Vice President	$305,000	$88,000	$36,000	40.6%

     Of all awards granted to our executive officers (including Mr. Hager and our other Named Executive Officers) under the 2005 Incentive Compensation Program for fiscal 2005, 25% of such bonuses were issued in restricted shares of Genesis’ common stock. The value of the portion of the incentive bonus paid in restricted Common Stock will be increased by 25%. Such restricted shares will vest quarterly over a three year period, beginning in the second quarter of fiscal 2006. Upon Genesis’ achievement of certain financial targets, the vesting schedule will be accelerated by one year.

     On January 13, 2006, the Committee, in recognition of his efforts in Genesis achieving compliance with Sarbanes Oxley Section 404 in fiscal 2005, awarded Mr. McKeon a one-time cash bonus of $40,000.

Benefits

     Genesis’ executive officers are also eligible to participate in its Deferred Compensation Plan, and all broad-based benefit programs generally available to its salaried employees, including health, disability and life insurance programs, and its qualified 401(k) plan.

Committee Conclusion

     Based on the Committee’s review of Genesis’ executive compensation programs and practices, after consultation with its outside compensation consulting firm, the Committee has concluded that the total compensation of Genesis’ Chief Executive Officer and other Named Executive Officers for fiscal 2005 was reasonable in light of Genesis’ fiscal 2005 performance and in comparison to Peer Group performance and compensation levels.

Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), establishes a limit of $1,000,000 on the amount of compensation that Genesis may deduct in any one year with respect to each of its five most highly paid executive officers. Certain performance-based compensation approved by shareholders is not subject to the deduction limit. Genesis’ 2003 Stock Option Plan is qualified so that all options under such plan granted prior to the first annual meeting of shareholders after the spin-off constitute performance-based compensation not subject to Section 162(m) of the Code. In an effort to maintain flexibility in Genesis’ compensation policies designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Members of the Compensation Committee:

J. Michael Gallagher	Kevin M. Kelley (Chairperson)	Charlene Connolly Quinn	Terry Allison Rappuhn

Summary Compensation Table

     The following table sets forth certain information with respect to compensation paid by Genesis for services rendered in all capacities to Genesis and its subsidiaries during the fiscal year ended September 30, 2005 to (1) the Chief Executive Officer of Genesis and (2) each of the four most highly compensated executive officers of Genesis whose salary and bonus exceeded $100,000 during the fiscal year ended September 30, 2005 (the “Named Executive Officers”). For the fiscal year ended September 30, 2003 Genesis did not pay any compensation to any of the Named Executive Officers. All compensation set forth below for the fiscal year ended September 30, 2003 was paid by NCI. The services rendered to NCI were, in some cases, in capacities not equivalent to those being provided to Genesis.

				Long Term Compensation
Name and Position		Annual Compensation		Restricted Stock Awards ($) (3)	Securities Underlying Options/SARs (#) (4)	All Other Compensation (5)
	Fiscal Year	Salary ($) (1)	Bonus ($) (2)

George V. Hager, Jr.	2005	$675,000	$350,265	$145,931	—	$3,026
Chief Executive Officer and Chairman	2004	600,000	525,000	2,195,000	200,000	3,000
	2003	400,000	155,000	—	—	1,024,242

James V. McKeon	2005	$375,000	$162,000	$51,000	—	$2,876
Executive Vice President and Chief Financial	2004	325,000	630,200	1,097,500	75,000	2,842
Officer	2003	271,346	56,000	—	—	2,747

Robert A. Reitz	2005	$375,000	$122,000	$51,000	—	$3,704
Executive Vice President and Chief Operating	2004	345,000	655,116	823,125	62,500	3,240
Officer	2003	318,886	54,400	—	—	3,167

David C. Almquist	2005	$315,000	$90,000	$38,000	—	$3,266
Executive Vice President	2004	295,000	617,559	823,125	62,500	3,175
	2003	293,797	59,000	—	—	2,927

Richard P. Blinn	2005	$305,000	$88,000	$36,000	—	$3,217
Executive Vice President	2004	295,000	599,670	823,125	62,500	3,175
	2003	293,440	59,000	—	—	2,927

(1)	Includes compensation deferred under the 401(k) Retirement Plan and Non-Qualified Deferred Compensation Plan.

(2)	In fiscal 2005, amounts represent performance bonuses earned in fiscal 2005 payable in fiscal 2006. Of Mr. McKeon’s fiscal 2005 bonus, $40,000 was a one-time cash bonus, awarded to him on January 13, 2006, in recognition of his efforts in Genesis’s achievement of compliance with Sarbanes Oxley Section 404.

In 2004, in consideration of their entering into employment agreements, Genesis paid a lump-sum cash bonus to Messrs. Almquist, Blinn, McKeon and Reitz in the amount of $349,559, $331,670, $318,200 and $377,116, respectively. In addition, Messrs. Almquist, Blinn, McKeon and Reitz received a lump-sum cash spin bonus payment of $118,000, $118,000, $112,000 and $128,000, respectively; and earned performance bonuses of $103,000, $103,000, $114,000, and $93,000, respectively, paid in fiscal 2005, and a one-time, special bonus for Genesis’ successful transition of operations in the amount of $47,000, $47,000, $86,000, and $57,000, respectively, paid in fiscal 2005.

In fiscal 2003, amounts represent performance bonuses earned in fiscal 2003 and paid in fiscal 2004.

(3)	As compensation for services rendered in fiscal 2005, on January 13, 2006, in accordance with the terms of the 2005 Incentive Compensation Program, Messrs. Hager, Almquist, Blinn, McKeon and Reitz were granted restricted stock awards of 4,024 shares, 1,047 shares, 992 shares, 1,406 shares and 1,406 shares, respectively, which were based on a fair market value of the Common Stock on January 12, 2006, and will vest equally over a three-year period; provided, however, if Genesis achieves 105% of its targeted earnings per share, any shares that would vest in 2008 will be accelerated and vest in 2007. The vesting dates are: February 1, 2006, April 1, 2006, July 1, 2006, October 1, 2006, January 1, 2007, April 1, 2007, July 1, 2007, October 1, 2007, January 1, 2008 (unless accelerated, in which case the shares scheduled to vest on this date would vest on January 1, 2007), April 1, 2008 (unless accelerated, in which case the shares scheduled to vest on this date would vest on April 1, 2007), July 1, 2008 (unless accelerated, in which case the shares scheduled to vest on this date would vest on July 1, 2007) and October 1, 2008 (unless accelerated, in which case the shares scheduled to vest on this date would vest on October 1, 2007). The fair market value of the Common Stock on January 12, 2006 was $36.26. At September 30, 2005, the unvested portion of the restricted stock awards for Messrs. Hager, Almquist, Blinn, McKeon and Reitz were 65,000 shares, 24,375 shares, 24,375 shares, 32,500 shares and 24,375 shares, respectively. At September 30, 2005 the unvested value of the restricted stock grants made to Messrs. Hager, Almquist, Blinn, McKeon and Reitz was $2,620,800, $982,800, $982,800, $1,310,400 and $982,800, respectively, assuming the market value of the Common Stock of $40.32 on September 30, 2005.

To the extent declared, dividends will accrue and be paid on the Common Stock after the shares vest.

(4)	On December 1, 2003, Genesis granted options to purchase 31,250, 31,250, 37,500 and 31,250 shares of Common Stock to Messrs. Almquist, Blinn, McKeon and Reitz, respectively. On each of December 8, 12, 18 and 24, 2003, Genesis granted options to purchase 50,000 shares of Common Stock to Mr. Hager. On June 1, 2004, Genesis granted options to purchase 31,250, 31,250, 37,500 and 31,250 shares of Common Stock to Messrs. Almquist, Blinn, McKeon and Reitz, respectively.

In fiscal 2003, NCI’s Board of Directors granted options to purchase 75,000, 35,000, 35,000, 35,000 and 35,000 shares of NCI common stock to Messrs. Hager, Almquist, Blinn, McKeon and Reitz, respectively. In fiscal 2003, each Named Executive Officer tendered his outstanding options to purchase NCI common stock in exchange for accelerated vesting of shares of restricted stock awarded to such Named Executive Officer. The tendered options to purchase NCI common stock were accepted by NCI on May 13, 2003.

(5)	In fiscal 2005, amounts include company matching contributions under the 401(k) Retirement Plan and imputed income for life insurance and long-term disability insurance. Messrs. Hager, Almquist, Blinn, McKeon and Reitz each received $2,000 of 401(k) matching compensation. Messrs. Hager, Almquist, Blinn, McKeon and Reitz had imputed income for life insurance of $450, $690, $664, $300 and $1,129, respectively. Messrs. Hager, Almquist, McKeon and Reitz each had imputed income for long-term disability insurance of $576, while Mr. Blinn had imputed income for long-term disability insurance of $554.

In fiscal 2004, amounts include company matching contributions under the 401(k) Retirement Plan and imputed income for life insurance and long-term disability insurance. Messrs. Hager, Almquist, Blinn, McKeon and Reitz each received $2,000 of 401(k) matching compensation. Messrs. Hager, Almquist, Blinn, McKeon and Reitz had imputed income for life insurance of $450, $625, $625, $292 and $690, respectively. Messrs. Hager, Almquist, Blinn, McKeon and Reitz each had imputed income for long-term disability insurance of $550.

In fiscal 2003, amounts include note forgiveness, company matching contributions under the 401(k) Retirement Plan and imputed income for life insurance and long-term disability insurance. Mr. Hager received $1,021,315 of note forgiveness. Messrs. Hager, Almquist, Blinn, McKeon and Reitz each received $2,000 of 401(k) matching compensation. Messrs. Hager, Almquist, Blinn, McKeon and Reitz

had imputed income for life insurance of $450, $450, $450, $270 and $690, respectively. Messrs. Hager, Almquist, Blinn, McKeon and Reitz each had imputed income for long-term disability insurance of $477.

Option Grants in 2005

     There were no stock options granted during fiscal year 2005 to the Named Executive Officers.

Aggregated Option Exercises in 2005 and 2005 Year-End Option Values

     The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at September 30, 2005 held by the Named Executive Officers.

			Number of Securities Underlying Unexercised Options at September 30, 2005		Value of Unexercised In-the- Money Options at September 30, 2005 (1)
	Shares
Name	Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

George V. Hager, Jr.	35,000	$707,690	65,000	100,000	$1,117,035	$1,761,725
James V. McKeon	26,250	$486,483	14,375	34,375	$234,669	$557,969
Robert A. Reitz	—	$—	33,854	28,646	$560,648	$464,977
David C. Almquist	30,729	$497,201	3,125	28,646	$45,156	$464,977
Richard P. Blinn	22,397	$440,530	11,457	28,646	$185,965	$464,977

(1)	Values for “in-the-money” options represent the positive spread between the respective exercise prices of outstanding options and the fiscal year-end value of the Common Stock at September 30, 2005, which was $40.32.

Employment Agreements

     On December 1, 2003, Genesis entered into an employment agreement with Mr. Hager. Mr. Hager’s employment agreement provided for a term of two years with automatic one-year renewals thereafter. Currently, he is in the first renewal term of his agreement. The automatic extension of the agreement may be terminated by an affirmative vote of two-thirds of the non-management membership of Genesis’ Board of Directors or by Mr. Hager giving notice prior to the applicable automatic extension date. His employment agreement is reviewable at least annually by the Compensation Committee. Under the terms of the employment agreement, Mr. Hager has the opportunity to earn an annual bonus equal to 110% of his base salary for each year to the extent the Compensation Committee certifies that he achieved performance goals set by the Compensation Committee. During the second year of the agreement, Mr. Hager received an annual salary of $675,000 and a cash performance bonus of $350,265. Additionally, Mr. Hager earned a restricted stock award for $145,931 worth of Genesis stock. The Compensation Committee has established Mr. Hager’s current annual salary for 2006 at $715,000. In addition, the Compensation Committee has established the performance goals for fiscal year 2006 with regard to Mr. Hager’s bonus which include: (i) 50% of 2006 base salary upon the achievement of certain financial targets (including fiscal 2006 EBITDA and return on invested capital levels), (ii) 25% of 2006 base salary upon the achievement of certain operational targets (including fiscal 2006 clinical and human resource objectives), and (iii) 10% of 2006 base salary at the discretion of the Compensation Committee. Additionally, Mr. Hager will be eligible to receive up to a maximum of 25% of his 2006 base salary based upon the achievement of performance in excess of certain of Genesis’ financial targets.

     The employment agreement provides for option grants and eligibility to participate in each employee benefit plan or perquisite applicable generally to Genesis’ executive officers. Mr. Hager is entitled to a $3.0 million “whole life” insurance coverage during the term of his employment agreement. Upon termination of the employment agreement for any reason (including cause as defined in the agreement), Mr. Hager is entitled to his accrued and unpaid base salary through the date of termination, any earned but unpaid bonus for any fiscal year ending prior to the date of termination, any benefits accrued and vested under the terms of Genesis’ employee benefit plans and programs through the date of termination, all deferred compensation of any kind and the option to have assigned to him any assignable insurance policy relating to him. In addition, upon death, Genesis will pay Mr. Hager’s estate a lump sum equal to his base salary for the period from the date of death through the end of the term, benefits as if his employment had terminated on the last day of the month and a pro rata bonus for the portion of the year of termination preceding the date of his death based upon an annual amount equal to 110% of Mr. Hager’s salary. Also, all restricted stock, stock options and performance share awards will automatically vest as of the date of death.

     If Mr. Hager’s employment agreement is terminated by Genesis without cause at any time or due to his disability (as defined by the agreement) or by him for good reason (as defined by the agreement), a change in control (as defined by the agreement) of Genesis or as a result of a non-extension (as defined by the agreement):

•	Genesis will pay him a pro rata bonus for the portion of the year of termination preceding his termination based upon an annual amount equal to 110% of his salary, and a lump-sum cash payment equal to two times his termination base salary (as defined by the agreement) plus in lieu of bonus, two times his termination base salary, less any applicable disability insurance benefits (if terminated as a result of disability) for the two-year period beginning with the date of termination;

•	Genesis will also continue to provide the health and life insurance benefits provided to him and his spouse and eligible dependants immediately prior to his date of termination for a period of two years following the date of termination; and

•	all restricted stock, stock option and performance share awards made to him will fully vest.

     Mr. Hager’s employment agreement contains nondisclosure provisions that apply during and after the term of employment and non-competition provisions that limit him from competing with Genesis for the term of employment and for a period of two years thereafter, regardless of reason for the termination of employment.

     The employment agreements for Messrs. Almquist, Blinn, McKeon and Reitz have similar terms with each other. The initial term of each employment agreement was from December 1, 2003 until October 1, 2005 with automatic one year renewals after the initial term. Messrs. Almquist, Blinn, McKeon and Reitz are each in the first renewal term of their respective employment agreements. The automatic extension of the employment agreement may be terminated by an affirmative vote of two-thirds of the non-management membership of the Board of Directors or by the executive giving notice prior to the applicable automatic extension date. Each executive’s base salary is reviewable periodically. For services rendered in fiscal 2005, Messrs. Almquist, Blinn, McKeon and Reitz received annual salaries of $315,000, $305,000, $375,000 and $375,000, respectively, and cash performance bonuses of $90,000, $88,000, $122,000 and $122,000, respectively. Additionally, Messrs. Almquist, Blinn, McKeon and Reitz earned restricted stock awards that, at the time of the grant, were valued at $38,000, $36,000, $51,000 and $51,000, respectively. For 2006, Messrs. Almquist’s, Blinn’s, McKeon’s and Reitz’s annual base salary has been set at $330,000, $320,000, $395,000, and $390,000, respectively. See “– Benefit Plans – Incentive Compensation Program” for a discussion of fiscal 2006 bonus eligibility.

     On January 13, 2006, the Compensation Committee awarded Mr. McKeon a one-time cash bonus in recognition of his efforts in Genesis achieving compliance with Sarbanes Oxley Section 404.

     Each executive is eligible to participate in any welfare benefit plan and pension, profit sharing, retirement, deferred compensation or savings plan sponsored or maintained by Genesis. Each employment agreement provides that Genesis may terminate it with cause (as defined by the employment agreement). Upon termination by Genesis with cause, Genesis will pay the executive his full base salary through the date of termination and any deferred compensation. Additionally, each employment agreement terminates upon the executive’s death and may be terminated if he or she develops a disability (as defined by the employment agreement). Upon termination for death or disability, Genesis will pay the executive or his estate the full base salary through the last day of the month of death or termination for disability, all deferred compensation, any bonus prorated up to the last day of the month of death or termination for disability, and all stock options will become vested as of the date of termination. Each employment agreement may be terminated by Genesis without cause at any time. Messrs. Almquist, Blinn, McKeon and Reitz may terminate their respective employment agreement for good reason (as defined by their respective employment agreements). Mr. McKeon’s employment agreement provides that he may terminate the employment agreement within 60 days following the occurrence of an event that constitutes good reason (as defined by the employment agreement). If the employment agreements are terminated by Genesis without cause or by the executive for good reason, Genesis will make a lump-sum cash payment equal to the sum of the executive’s average base salary and average assumed cash incentive compensation (as defined by the employment agreements), and all stock options, granted and outstanding, will vest and become exercisable for a period of 90 days after the date of termination. Additionally, Genesis will maintain all insurance benefit plans to which the executive was entitled prior to the date of termination.

     Each executive’s employment agreement contains nondisclosure provisions that apply during and after the term of employment and non-compete provisions that limit the executive from competing with Genesis for the term of employment and for a period of one year thereafter, regardless of reason for the termination of employment.

     Genesis has employment contracts with other key executives. The terms of the contracts consider base compensation, incentive compensation, severance, and non–compete provisions. These contracts expire over periods from July to October 2006.

Benefit Plans

     The following descriptions summarize Genesis’ employee benefits plans pursuant to which the Named Executive Officers receive benefits.

2003 Stock Option Plan

     Genesis has a Stock Option Plan that provides for the grant of incentive stock options (as defined in Section 422 of the Internal Revenue Code) and non-qualified stock options for officers, key employees and non-employee directors. Employees and non-employee directors are eligible to receive awards under the stock option plan, but only employees may receive incentive stock options.

     A total of 1,500,000 shares of Common Stock are reserved for issuance under the Stock Option Plan. Additionally, no individual will be able to receive options for more than 80% of the total number of shares that may be awarded under the stock option plan.

     The Compensation Committee or a majority of the independent directors of Genesis’ Board of Directors may administer the Stock Option Plan.

     The Compensation Committee of Genesis’ Board of Directors will generally administer the stock option plan. The Compensation Committee selects the participants who will receive awards and determines the terms and conditions of the awards, including the number of shares subject to the awards, the exercise or purchase price, and the vesting and/or exercisability of the award. Stock options are generally subject to vesting, which means the optionee earns the right to exercise an increasing number of the shares underlying the option over a specific period of time only if he or she continues to provide services to Genesis over that period. Incentive stock options granted under the Stock Option Plan must have a per share exercise price of at least 100% of the fair market value of the Common Stock on the date of grant, and not less than 110% of the fair market value in the case of incentive stock options granted to an employee who holds more than 10% of the total voting power of all classes of Genesis’ stock or any parent or subsidiary’s stock. Payment of the exercise price or purchase price with respect to any award may be made in cash or other consideration as determined by the Compensation Committee.

     As of September 30, 2005, 912,500 options were granted and 576,476 were outstanding under the Stock Option Plan, all of which are held by employees.

2003 Stock Incentive Plan

     Genesis has a Stock Incentive Plan that provides for the grant of restricted stock to all of Genesis’ officers, employees and non-employee directors selected by the Compensation Committee or a majority of the independent directors of Genesis’ Board of Directors, who may administer the Stock Incentive Plan. A total of 1,000,000 shares of Common Stock are reserved for issuance under the Stock Incentive Plan. Additionally, an individual will not be able to receive awards for more than 80% of the total number of shares authorized for issuance under the Stock Incentive Plan. Restrictions on grants to Genesis’ employees typically vest quarterly over a five-year period from the date of grant such that the employee cannot sell or trade the restricted stock until it becomes vested . Restrictions on grants to our directors are described under “Election of Directors – Director’s Compensation.”

     As of September 30, 2005, 725,564 shares of restricted stock were granted to employees, and 52,164 shares of restricted stock were granted to members of Genesis’ Board of Directors under the Stock Incentive Plan. See “— Summary Compensation Table”.

Deferred Compensation Plan

     Genesis has a Deferred Compensation Plan for all highly compensated employees as such term is defined in the Internal Revenue Code which allows these individuals to defer receipt of compensation and supplement retirement savings under its retirement plan. The Deferred Compensation Plan allows eligible employees (i.e., in calendar 2005, employees whose base salary equaled or exceeded $95,000) to defer up to 50% of base pay and 100% of bonus (including restricted stock awards)subject to a $1,000 minimum each calendar year, and to receive distribution of the deferred compensation at a future date. Participants are able to select from several fund choices and their Deferred Compensation Plan account increases or decreases in value in accordance with the performance of the funds selected. The Deferred Compensation Plan is administered by a trustee.

Incentive Compensation Program

     Annually, the Compensation Committee approves an incentive compensation program for management-level employees. The goal of the incentive compensation program is to reward management-level employees for their contributions to individual and corporate objectives. The incentive compensation program provides for a bonus equal to a percentage of a participant’s year-end base salary. The bonus varies depending upon the attainment of certain individual and corporate objectives. Among other things, the objectives include clinical and financial performance measures.

     2005 Incentive Compensation Program. The Compensation Committee approved the award of annual cash incentive bonuses for fiscal 2005 to certain executive officers and management level employees. The awards were made pursuant to the 2005 Incentive Compensation Program adopted by the Compensation Committee in November 2005, which is not set forth in a written agreement. The awards were made based on the individual’s achievement of his or her individual targets and Genesis’ achievement of the financial performance measures set by the Compensation Committee for fiscal 2005. Any incentive bonuses given were based on the achievement of targets set by the Compensation Committee for fiscal 2005, which, depending on the individual, related to a center’s net operating income, Genesis’ net operating income, earnings per share, return on invested capital, certain clinical goals, employee retention rate and earnings before interest, taxes, depreciation and amortization. The amount of each award was based on the target bonus set by the Compensation Committee for each individual for fiscal 2005. Senior officers (including the Named Executive Officers with the exception of Mr. Hager) were eligible for a 40% bonus if they achieved their baseline targets (100%) and a maximum bonus of 60% of their salary if they achieved their stretch targets. Up to 25% of the incentive bonus for certain senior officers (including the Named Executive Officers) was paid in restricted Common Stock under the 2003 Stock Incentive Plan. The value of the portion of the incentive bonus paid in restricted Common Stock will be increased by 25%. Certain other senior officers were eligible for a 30% baseline bonus and a maximum bonus of 50% of their salary. Other officers and senior directors were eligible for a 15% baseline bonus and a maximum bonus of 30% of their salary; other directors, senior managers and administrators were eligible for a 12.5% baseline bonus and maximum bonus of 25% of their salary; and directors of nursing and lower level managers were eligible for a 10% baseline bonus and a maximum bonus of 20% of their salary. For information on the awards made to the Named Executive Officers, see “— Summary Compensation Table” and “— Employment Agreements.”

     2006 Incentive Compensation Program. The Compensation Committee adopted the 2006 Incentive Compensation Program, which is not set forth in a written agreement. The 2006 Incentive Compensation Program sets the annual incentive bonus targets for the individual and Genesis for fiscal 2006. The 2006 Program is very similar to the 2005 Program. Any incentive bonuses given will be based on the achievement of targets set by the Compensation Committee for fiscal 2006, which depending on the individual will relate to a center’s net operating income, Genesis’ net operating income, earnings per share, return on invested capital, certain clinical goals, employee retention rate and earnings before interest, taxes, depreciation and amortization.

     Under the 2006 Incentive Compensation Program, each Named Executive Officer (with the exception of Mr. Hager who remains eligible for a bonus of up to 110% of his salary) is eligible to receive up to 25% of his respective 2006 base salary if Genesis reaches certain of its target financial goals (including fiscal 2006 EBITDA and return on invested capital levels) and up to 15% of their respective 2006 base salary if certain operation targets are reached (including fiscal 2006 clinical and human resource objectives). Additionally, each Named Executive Officer (other than Mr. Hager) is eligible to receive a proportional share of 25% of Genesis’ excess pre-tax earnings (after all non-corporate Incentive Compensation Program payouts), up to a maximum of 20% of 2006 base salary. Mr. Hager is eligible to receive up to 50% of his 2006 base salary if Genesis reaches certain of its target financial goals (including fiscal 2006 EBITDA and return on invested capital levels), up to 25% of his 2006 base salary upon the achievement of certain operation targets (including fiscal 2006 clinical and human resource objectives) and up to 10% of his 2006 base salary at the discretion of the Compensation Committee. The Compensation Committee determined that 25% of the incentive bonus for certain senior officers

(including the Named Executive Officers) will be paid in restricted Common Stock under the 2003 Stock Incentive Plan (to the extent that shares are available under the 2003 Stock Incentive Plan). Additionally, Mr. Hager is eligible to receive a proportional share of 25% of Genesis’ excess pre-tax earnings (after all non-corporate Incentive Compensation Program payouts), up to a maximum of 25% of his 2006 base salary. The value of the portion of the incentive bonus paid in restricted Common Stock will be increased by 25%. The Common Stock will vest quarterly over a three year period, beginning in the second quarter of the fiscal year following the fiscal year for which the award is granted (Year 1). In the event that Genesis achieves 105% of its earnings per share target in Year 1, the portion that would have vested in Year 3 would be accelerated to vest in Year 2.

STOCK PERFORMANCE GRAPH

     The following graph shows the comparison of cumulative total returns for Genesis HealthCare, the NASDAQ Stock Market (U.S.) Index and a Genesis HealthCare Peer Group. Stock price performances shown in the graph are not necessarily indicative of future price performances.

COMPARISON OF 2 YEAR CUMULATIVE TOTAL RETURN*
AMONG GENESIS HEALTHCARE CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

* Fiscal year ends September 30.Assumes an initial investment of $100 on November 18, 2003, the date Genesis’ Common Stock began trading on the NASDAQ National Market, and the reinvestment of dividends.

     Genesis HealthCare Corporation spun-off from NeighborCare, Inc. on December 1, 2003. The above performance graph represents information regarding Genesis HealthCare Corporation’s Common Stock since the Common Stock began trading on the NASDAQ National Market on a when issued basis on November 18, 2003.

	11/18/03	12/31/03	3/31/04	6/30/04	9/30/04	12/31/04	3/31/05	6/30/05	9/30/05

Genesis HealthCare Corporation	$100.00	$108.22	$115.68	$137.96	$144.47	$166.41	$203.75	$219.86	$191.54
NASDAQ Stock Market (U.S.)	100.00	106.50	105.92	108.95	100.88	115.66	106.35	109.50	114.54
Peer Group (1)	100.00	106.10	101.45	103.54	94.60	113.62	128.27	139.61	127.47

(1)	The Peer Group index is based on the total return for investments in the common stock of Beverly Enterprises, Inc., Kindred Healthcare, Inc., and Manor Care, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For fiscal 2005, Genesis paid to each non-employee director a $25,000 annual retainer, $1,500 for each day during which the director participated in a Board of Directors meeting, $1,000 for each day during which the director participated in a meeting of a committee of the Board of Directors which the director was a member, with the exception of Audit Committee meetings for which $1,500 was paid for each day during which the director participated. Additionally, Mr. Robert Fish was paid $32,500 as the Board’s Lead Director and Ms. Rappuhn was paid $7,500 for serving as the Chairperson and financial expert of the Audit Committee. Each Chairperson of the other committees of the Board of Directors was paid a fee of $5,000 for serving in such capacity. Genesis also granted 3,124 shares of Common Stock to each non-employee director for services rendered in fiscal 2005, with a market value at the time of grant of $95,000, which shares vest the earlier of three years from the date of grant or the director ceasing to be a director of Genesis. In fiscal 2005, directors were also reimbursed for customary expenses for attending meetings of the Board of Directors, Board Committees and Shareholders.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consisted of Messrs. Gallagher and Kelley and Ms. Rappuhn in fiscal 2005. Ms. Quinn became of member of the Compensation Committee in fiscal 2006. No person who served as a member of the Compensation Committee during fiscal 2005 was a current or former officer or employee or engaged in certain transactions with Genesis, required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during fiscal 2005, which generally means that none of Genesis’ executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as Genesis’ director or member of Genesis’ Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Exchange Act requires Genesis’ directors and executive officers and persons who own more than 10% of a registered class of Genesis’ equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. Officers, directors and greater than 10% shareholders are required by the SEC regulation to furnish Genesis with copies of all Section 16 (a) forms they file.

     To Genesis’ knowledge, based solely on review of the copies of such reports submitted to Genesis with respect to the fiscal year ended September 30, 2005, all Section 16 (a) filing requirements applicable to Genesis’ executive officers, directors and greater than 10% beneficial owners were complied with.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Genesis’ independent registered public accounting firm for the fiscal year ended September 30, 2005, was KPMG LLP. The Audit Committee is in the process of selecting Genesis’ independent registered public accounting firm for fiscal year ending September 30, 2006.

     A representative of KPMG LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions from shareholders. The representative will have the opportunity to make a statement if he or she so desires.

     Consistent with the Audit Committee’s responsibility for engaging Genesis’ independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee Chairperson or her designee has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee and services that were pre-approved. Services approved by the Audit Committee Chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. During fiscal 2005 and 2004, all services performed by the auditors were pre-approved by the Audit Committee. The Audit Committee has considered and determined that the services provided by KPMG LLP are compatible with KPMG LLP maintaining its independence.

	2005	2004

Audit Fees	$1,900,000	$1,016,000
Audit-Related Fees	65,000	60,000
Tax Fees	—	—
All Other Fees	—	22,000

Total	$1,965,000	$1,098,000

     Audit Fees. Audit fees are fees paid for professional services for the audit of consolidated financial statements included in Form 10-K, audit of Genesis’ annual management assessment of the effectiveness of internal control over financial reporting in fiscal 2005, reviews of financial statements included in Form 10-Q, statutory audits associated with various properties and for services that normally are provided by the accountant in connection with the review of SEC registration statements and other filings and consents.

     Audit-Related Fees. Audit-related fees consist of fees in connection with the audit of certain benefit plans.

     All Other Fees. In fiscal 2004, all other fees consist of fees in connection with assistance relative to Sarbanes-Oxley Section 404 matters.

OTHER MATTERS

     As of the date hereof, Genesis knows of no other business that will be presented for consideration at the Annual Meeting. However, the enclosed proxy card confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters that Genesis’ Board of Directors did not have notice of at least 45 days before the date on which Genesis first mailed its proxy materials for the 2006 Annual Meeting of Shareholders; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this proxy and such nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Securities Exchange Act of 1934, as amended; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

     Genesis’ shareholders are notified that in order to provide Genesis with timely notice of a shareholder proposal to be submitted outside of the Rule 14a-8 of the Securities Exchange Act of 1934, as amended, process for consideration at Genesis’ 2007 Annual Meeting of Shareholders (the “2007 Meeting”), Genesis must receive the notice between November 25, 2006 and December 26, 2006. As to all such matters which Genesis has not received notice on or prior to December 7, 2006, discretionary authority shall be granted to such person(s) designated in Genesis’ proxy related to the 2007 Meeting to vote on such proposals. In addition, the Rule 14a-8 requirements applicable to inclusion of shareholder proposals in Genesis’ proxy materials related to the 2007 Meeting require that a shareholder proposal regarding the 2007 Meeting must be submitted to Genesis at its office located at 101 East State Street, Kennett Square, Pennsylvania, 19348-3021 by September 24, 2006 to receive consideration for inclusion in Genesis’ proxy materials for the 2007 Meeting. Any such proposal must comply with the proxy rules under the Securities Exchange Act of 1934, as amended, including Rule 14a-8.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

     This proxy statement is accompanied by Genesis’ 2005 Annual Report to Shareholders which includes a copy of the Annual Report on Form 10-K for the fiscal year ended September 30, 2005 as filed with the SEC.

     EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF GENESIS’ ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FOR THE YEAR ENDED SEPTEMBER 30, 2005 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE (EXCEPT FOR EXHIBITS TO THE REPORT), BY SENDING A WRITTEN REQUEST TO:

Genesis HealthCare Corporation
101 East State Street
Kennett Square, PA 19348-3021
Attention: Investor Relations
Telephone: (610) 925-2000

By Order of the Board of Directors

Eileen M. Coggins, Esquire Senior Vice President, General Counsel and Corporate Secretary

APPENDIX A

GENESIS HEALTHCARE CORPORATION

Amended and Restated

AUDIT COMMITTEE CHARTER

Purpose

There shall be a committee of the board of directors (the “Board”) of Genesis HealthCare Corporation (the “Company”) to be known as the audit committee of the Company. The audit committee’s purpose is to oversee the accounting and financial reporting processes of the Company and the audit of the financial statements of the Company.

Composition

The audit committee shall have at least three (3) members, comprised solely of directors who satisfy the audit committee composition and independence requirements of applicable law and national security exchange rules. Audit committee members shall be elected annually by the Board.

Each member of the audit committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, statement of shareholders equity, cash flow statement and related notes. In addition, at least one member of the audit committee shall be a financial expert, as defined by applicable law and regulations.

Meetings and Procedures

•	The audit committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

•	The audit committee shall meet at least quarterly and more frequently as circumstances require.

•	The chairperson of the audit committee or a majority of the members of the audit committee may call special meetings of the audit committee.

•	If a chairperson is not elected by the Board, the members of the audit committee may designate a chairperson by majority vote of the full committee.

•	The audit committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the audit committee, attend any meeting of the audit committee and/or provide such pertinent information as the audit committee requests.

•	The audit committee shall apprise the Board of Directors on a regular basis regarding audit committee meetings and include a description of all actions taken by the audit committee.

•	The audit committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

Responsibilities and Authority

The responsibilities and authority of the audit committee are as follows:

•	Sole power to appoint (and terminate), compensate, oversee the work of the outside auditors, including audit scope and procedures and resolution of disagreements between management and the outside auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

•	Pre-approve all auditing services and permissible non-audit services provided by the outside auditors to the Company.

•	Review and discuss the formal written statement from the outside auditors delineating all relationships between the outside auditors and the Company or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the outside auditor consistent with the Independence Standards Board Standard No. 1.

•	Review and approve the audit committee report required to be filed with the SEC.

•	Review and approve the Company’s Internal Audit Plan prior to its inception for each fiscal year.

•	Review and discuss with management and the outside auditors for the Company the following: (i) critical accounting policies and practices to be utilized in connection with the preparation of the Company’s financial statements; (ii) material alternative treatments of financial information within United States generally accepted accounting principles that have been discussed with the management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors; and (iii) other material written communications between the outside auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

•	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters as set forth in section 10A(m)(4) of the Exchange Act and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review reports submitted to the audit committee pursuant to the reporting provisions of the Code of Ethics of the Company alleging actual or suspected violations of federal, state or local laws or regulations, including anonymous reports of questionable accounting or auditing matters.

•	Review and discuss with management and the outside auditors: (i) all related party transactions which are relevant to an understanding of the Company’s financial statements, and (ii) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company.

•	Approve all related party transactions.

•	Review and discuss with the outside auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

•	Review and discuss the financial statements contained in the annual report to shareholders with management and the outside auditors, including an analysis of the auditors’ judgment as to the quality of the Company’s accounting principles.

•	Review the Company’s quarterly financial statements.

•	Review the Company’s Form 10-Q.

•	Review and approve the Company’s Form 10-K.

•	Meet with the internal auditor, outside auditor or the management privately as necessary to discuss any matters that the audit committee, the internal auditor, the outside auditor or the management believes should be discussed privately with the audit committee.

•	Engage independent counsel and other advisors as it deems necessary to carry out its duties, and determine their compensation.

•	Review and reassess the adequacy of the audit committee’s charter annually.

•	Conduct or authorize investigations into any matters within the scope of its responsibilities.

Delegation

Any responsibility or authority of the audit committee, including but not limited to, the authority to preapprove all audit and permitted non-audit services, may be delegated to one or more members of the committee. The decisions of any member of the audit committee to whom authority to grant pre-approval has been delegated shall be presented to the full audit committee at the next scheduled meeting.

Limitations

The audit committee is responsible for the duties set forth in this Charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements and obtaining a sufficient understanding of internal control to plan the audit and to determine the nature, timing and extent of tests to be performed. The review of the financial statements by the audit committee is not of the same quality as the audit performed by the independent auditors. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

APPENDIX B

GENESIS HEALTHCARE CORPORATION

Amended and Restated

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

This Nominating and Corporate Governance Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Genesis HealthCare Corporation (the “Company”).

Purpose

The Nominating and Corporate Governance Committee (the “Committee”) of the Board is responsible for developing and recommending to the Board a set of corporate governance policies for the Company, establishing criteria for selecting new directors, and identifying, screening and recruiting new directors. The Committee will also recommend to the Board nominees for Board and committee memberships.

Composition

Except as otherwise permitted by the applicable rules of the Nasdaq Stock Market, Inc. (“Nasdaq”), each member of the Committee shall be an independent director (“Independent Directors”) under the listing standards of Nasdaq. Committee members shall be elected annually by the Board.

If the Board fails to elect a chairperson, the Committee members shall elect a chairperson from their members. The chairperson shall be responsible for leadership of the Committee, including overseeing the agenda, presiding over the meetings and reporting to the Board. If the Committee chairperson is not present at a meeting, the remaining members of the Committee may designate an acting chairperson.

A member shall promptly notify the Committee and the Board if the member is no longer an Independent Director and such member shall be removed from the Committee unless the Board determines that an exception to the Independent Director requirement is available under the Nasdaq rules with respect to such member’s continued membership on the Committee.

Meetings and Procedures

•	The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

•	The Committee shall meet at least annually and more frequently as circumstances require.

•	The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee and/or provide such pertinent information as the Committee requests, except that no director of the Company shall participate in discussions or attend any portion of a meeting of the Committee at which that director’s nomination is being discussed.

•	Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting.

•	The Committee shall keep written minutes of its meetings, which minutes shall be maintained by the Company with the books and records of the Company. The chairperson may designate an officer or employee of the Company to serve as secretary to the Committee.

Responsibilities and Duties of the Nominating Committee

The Nominating Committee has the following duties and responsibilities:

Selection of Director Nominees and Committee Membership

•	Determine what types of backgrounds are needed to help strengthen and balance the Board and establish criteria for selecting new directors.

•	Conduct background and qualifications checks of persons it wishes to recommend to the Board as candidates or to fill vacancies.

•	Conduct director evaluations prior to renomination of directors for election.

•	Recommend to the board the slate of nominees of directors to be proposed for election by the shareholders including individuals to be considered by the Board to fill vacancies. Recommendations should follow a review by the Committee of the performance and contribution of fellow directors as well as the qualifications of proposed new directors.

•	Recommend annually to the Board those directors to be selected for membership on the various Board committees. Recommendations should consider the qualifications for membership on each committee, whether the candidate will be able to devote the requisite time to the Committee, the extent to which there should be a policy of periodic rotation of directors among the committees, and any limitations on the number of consecutive years a director should serve on any one Board committee.

•	Determine director and committee member/chair compensation for those directors who are not also salaried officers of the Company.

Develop and Implement Policies Regarding Corporate Governance Matters

•	Recommend to the Board policies to enhance the Board’s effectiveness, including with respect to the distribution of information to Board members, the size and composition of the Board, and the frequency and structure of Board meetings.

•	Develop and review periodically, and at least annually, the corporate governance policies of the Company to ensure that they are appropriate for the Company and that policies of the Company comply with applicable laws, regulations and listing standards, and recommend any desirable changes to the Board.

•	Maintain and recommend to the Board for adoption a Code of Conduct for directors, officers and employees and a Code of Ethics for certain senior officers, which codes may be combined into one code.

•	Consider any other corporate governance issues that arise from time to time, and recommend appropriate actions to the Board.

•	Assist management in the review of director and officer liability insurance requirements and the alternative methods available for satisfying them.

Evaluation of the Board and Management

•	Oversee performance evaluations for the Board as a whole.

•	Maintain an orientation program for new directors and continuing education programs for directors.

Succession Planning and Other Matters

•	Make recommendations to the Board with respect to potential successors for key management positions.

•	Obtain advice and assistance from internal or external legal, accounting or other advisors as required for the performance of its duties.

•	Review and evaluate the Committee’s performance annually.

•	Review and reassess the adequacy of this Charter on an annual basis and recommend to the Board any appropriate changes.

•	Perform such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board.

Investigations and Studies; Outside Advisors

•	The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee’s duties and responsibilities, and may retain, at the Company’s expense, such experts and other professionals as it deems necessary, including, in consultation with the Compensation Committee, obtaining consultants to be used to assist with the evaluation of the compensation of Directors. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Company.

FORM OF PROXY CARD

GENESIS HEALTHCARE CORPORATION
ANNUAL MEETING OF SHAREHOLDERS – FEBRUARY 22, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GENESIS HEALTHCARE CORPORATION

The undersigned, a shareholder of Genesis HealthCare Corporation (the “Company”), hereby constitutes and appoints James V. McKeon and Robert A. Reitz, each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders to be held on February 22, 2006, and any of its adjournments or postponements (the “Annual Meeting”), and to vote and represent all of the shares of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PROXY AGENTS INTEND TO VOTE “FOR” ALL OF THE NOMINEES FOR DIRECTOR. WITH RESPECT TO SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY OF ITS ADJOURNMENTS OR POSTPONEMENTS, SAID PROXY IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.

THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY’S PROXY STATEMENT.

1.	To elect three Class II directors, each to hold office for three years and until his/her successor is duly elected and qualified, as more fully described in the accompanying Proxy Statement:

01-Robert H. Fish 02-Charles W. McQueary 03-Charlene Connolly Quinn	For all of the nominees except as marked to the contrary	Withhold the authority to vote for all of the nominees

To withhold authority to vote for a nominee, put a line through or strike out the nominee’s name.

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(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

MARK THE BOX AT LEFT IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED.

MARK THE BOX AT LEFT IF YOU PLAN TO ATTEND THE 2006 ANNUAL MEETING OF SHAREHOLDERS.

IMPORTANT: Please sign your name exactly as it appears on your stock certificate(s), including any official position or representative capacity. If shares are registered in more than one name, all owners must sign. Please date this proxy.

The undersigned hereby acknowledges receipt of the Company’s 2005 Annual Report to Shareholders, including Form 10-K for the fiscal year ended September 30, 2005, the Notice of the Company’s 2006 Annual Meeting of Shareholders and the Proxy Statement relating thereto.

Signature:

Date:

Signature:

Date:

Please sign, date and return promptly in the enclosed envelope, which requires no postage if mailed in the United States. When shares are held by joint tenants, both joint tenants should sign. Persons signing as attorney, executor, administrator, trustee, guardian, or other fiduciary should state full title. If shares are held by a corporation, the president or duly authorized officer should sign.

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YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF TWO WAYS:

1.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at 1-866-626-4508 on a touch-tone telephone

Telephone voting is available through 11:59 PM, Eastern Standard Time, on February 21, 2006

OR

2.	VOTE BY MAIL: If you do not wish to vote by telephone, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by telephone 24 hours a day, 7 days a week. Your telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.

FORM OF INSTRUCTION CARD

GENESIS HEALTHCARE CORPORATION
ANNUAL MEETING OF SHAREHOLDERS – FEBRUARY 22, 2006
THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GENESIS HEALTHCARE CORPORATION

The undersigned, a participant, beneficiary or alternate payee in the Genesis HealthCare Corporation Retirement Plan, Genesis HealthCare Corporation 401(k) Plan for Collective Bargaining Unit Employees or Genesis HealthCare Corporation Union 401(k) Plan (collectively, the “Plans”), instructs Wachovia Bank, N.A., the directed trustee of each of the Plans (the “Trustee”), to vote the number of shares of Genesis HealthCare Corporation (“Company”) common stock equivalent to the interest in the Company common stock credited to the undersigned’s account under the Plans as of January 6, 2006 (the “Record Date”) at the Annual Meeting of Shareholders (the “Meeting”) to be held on February 22, 2006 (and at any of its postponements or adjournments) in accordance with the instructions contained herein.

THE SHARES OF THE COMPANY’S COMMON STOCK EQUIVALENT TO THE INTEREST IN THE COMPANY’S COMMON STOCK CREDITED TO THE UNDERSIGNED’S ACCOUNT AS OF THE RECORD DATE WILL BE VOTED BY THE TRUSTEE AS DIRECTED. THE COMPANY HAS DIRECTED THE TRUSTEE TO VOTE ALL SHARES HELD BY THE PLAN FOR WHICH NO INSTRUCTIONS ARE RECEIVED FROM PARTICIPANTS, BENEFICIARIES OR ALTERNATE PAYEES “FOR” THE APPROVAL OF THE ELECTION OF THE NOMINEES FOR DIRECTORS. WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING, THE TRUSTEE IS AUTHORIZED TO VOTE THE SHARES HELD BY THE PLANS AS DIRECTED BY THE COMPANY.

1.	To elect three Class II directors, each to hold office for three years and until his/her successor is duly elected and qualified, as more fully described in the accompanying Proxy Statement:

01-Robert H. Fish 02-Charles W. McQueary 03-Charlene Connolly Quinn	For all of the nominees except as marked to the contrary	Withhold the authority to vote for all of the nominees

To withhold authority to vote for a nominee, put a line through or strike out the nominee’s name.

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(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

MARK THE BOX AT LEFT IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED.

MARK THE BOX AT LEFT IF YOU PLAN TO ATTEND THE 2006 ANNUAL MEETING OF SHAREHOLDERS.

IMPORTANT: Please sign your name exactly as it appears on your stock certificate(s), including any official position or representative capacity. If shares are registered in more than one name, all owners should sign. Please date this instruction card.

The undersigned hereby acknowledges receipt of the Company’s 2005 Annual Report to Shareholders, including the Form 10-K for the fiscal year ended September 30, 2005, the Notice of the Company’s 2006 Annual Meeting of Shareholders and the Proxy Statement relating thereto.

Signature:

Date:

Signature:

Date:

Please sign, date and return promptly in the enclosed envelope, which requires no postage if mailed in the United States. When shares are held by joint tenants, both joint tenants should sign. Persons signing as attorney, executor, administrator, trustee, guardian, or other fiduciary should state full title. If shares are held by a corporation, the president or duly authorized officer should sign.

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YOUR INSTRUCTION IS IMPORTANT
GIVE INSTRUCTIONS TODAY IN ONE OF TWO WAYS:

1.	INSTRUCT BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your instruction will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at 1-866-626-4508 on a touch-tone telephone

Telephone instructing is available through 11:59 PM, Eastern Standard Time, on February 17, 2006

OR

2.	INSTRUCT BY MAIL: If you do not wish to give instructions by telephone, please complete, sign, date and return the above instruction card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may give instructions by telephone 24 hours a day, 7 days a week.
Your telephone instruction directs the Trustee to vote in the same manner as if you marked, signed and returned your instruction card.